Exhibit 10.5

AMENDMENT TO THE GRANTOR TRUST AGREEMENT FOR TOYS 'R' US, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

WHEREAS, the Company currently maintains the Grantor Trust Agreement for Toys "R" Us, Inc. Supplemental Executive Retirement Plan (the "Trust"); and

WHEREAS, pursuant to Section 13(a) of the Agreement establishing the Trust (the "Trust Agreement"), the Trust Agreement may be amended by the Trustee and the Company, except to the extent prohibited by Section 14(c)(6) of the Trust Agreement; and

WHEREAS, the only compensation plan that is currently funded by the Trust Agreement is the Toys "R" Us, Inc. Supplemental Executive Retirement Plan, and the Company wishes to amend the Trust Agreement to provide that the Toys "R" Us, Inc. Split Dollar Plan shall also be funded under the Trust Agreement; and

WHEREAS, such amendment is not prohibited by Section 14(c)(6) of the Trust Agreement because as of the date of this Amendment, the Company has not experienced a Change in Control (as defined in the Trust Agreement);

WHEREAS, pursuant to Section 13(a) of the Trust Agreement, the Compensation and Organizational Development Committee of the Board of Directors of the Company has authorized the following amendment to the Trust Agreement;

NOW THEREFORE, the Plan is hereby amended as follows, effective as of the date indicated:

1. The first recital in the Trust Agreement is hereby amended to read as follows:

"WHEREAS, the Company has adopted the Toys "R" Us, Inc. Supplemental Executive Retirement Plan and the Toys "R" Us, Inc. Split Dollar Plan;"

2. Each reference in the Trust Agreement to "the Plan", OTHER THAN the reference cited in paragraph 3 of this Amendment, shall be changed to read "each respective Plan."

3. The ninth recital in the Trust Agreement is hereby changed to read as follows:

"WHEREAS, Section 13(a) of the Original Trust Agreement provides that the Company may amend the Original Trust Agreement by written instrument, provided that the amendment does not conflict with the Toys "R" Us, Inc. Supplemental Executive Retirement Plan nor make the Trust revocable;"

4. For purposes of Section 13(a) of the Trust Agreement, the Chief Executive Officer, Chief Financial Officer, and Executive Vice President-Human Resources shall be treated as delegates of the Company who are authorized to act on the Company's behalf in amending the Trust Agreement.

5. This Amendment shall be effective as of the date indicated below. Except as amended herein, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the undersigned Officer of the Company has caused this instrument to be executed this 9th day of June, 2005.

Toys “R” Us, Inc.
(Registrant)

By:	/s/ Deborah M. Derby
Name:	Deborah M. Derby
Title:	Executive Vice President -
Human Resources

WACHOVIA BANK, N.A. TRUSTEE
By:	________________________________
Name:	________________________________
Title:	________________________________